Exhibit 99.1

Contacts:	Katie Eakins / Aida Causevic
LEWIS PR for VitalStream
619 516 2559
vs@lewispr.com

VitalStream Appoints New CTO

Patrick Ritto brings 20 years’ networking, storage
and streaming media experience to leading content delivery network

IRVINE, CA - September 20, 2006 - VitalStream Holdings, Inc. (NASDAQ: VSTH), a leader in online content delivery and monetization, today announced that it has named Patrick M. Ritto as the company’s chief technology officer.

Ritto will oversee the company’s product development and technical operations efforts worldwide and is charged with expanding the technology platform to meet escalating customer needs. Responsibilities include product engineering, network operations, data center operations, IT and customer support.
Prior to joining VitalStream, Ritto served as director of software engineering for Overland Storage, Inc., a San Diego-based provider of smart data storage protection appliances and software modules, where he was responsible for product strategy, project management and engineering management for the company’s software teams nationwide.

Ritto also served in several senior engineering management positions for Oracle Corporation, the world’s largest enterprise software company. In his most recent role at the company, Ritto co-founded Oracle’s Automatic Storage Management Development Team for its Server Technologies Division. Oracle provides business-database middleware, business intelligence, business applications and collaboration solutions. While at Oracle, Ritto also directed its Interactive Television Division engineering team, located in both the US and UK, and successfully launched several pioneering releases of Oracle Video products. He holds both a Bachelor of Science degree and a Master of Science degree in Computer Science/Electrical Engineering from the Massachusetts Institute of Technology (MIT).

“VitalStream provides many of the world’s most popular content providers with reliable, scalable, content delivery technology,” said Ritto. “I’m excited to head the team that leads VitalStream’s technology strategy and execution. This opportunity was a perfect fit, and I look forward to applying my experience in managing large scale technology implementations to VitalStream."

“We look forward to Ritto’s leadership as we continue expanding our technology platform to meet the escalating needs of our customers,” said Jack Waterman, CEO. “With the addition of Ritto to our executive team, we have now one of the most experienced management groups in the streaming media industry. His experience and leadership will play a critical role in sustaining our continued momentum and success.”

Mr. Ritto will assume the responsibilities of Steve Smith, who is expected to remain with the company for a period of time to assist with the transition.

About VitalStream
VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc., is a global provider of integrated content delivery services that enable businesses to stream digital media to large audiences over the Internet. The company provides solutions, including video and audio streaming, advertising placement, reporting and analysis, live event broadcasting, media asset management, integrated Web hosting and consulting services.

Forward Looking Statements
This news release contains forward-looking statements made by VitalStream in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the company’s revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for digital broadcast and streaming services; the risks that our existing customers may cease to use or reduce our services and/or may not use our services at the projected rate; uncertainties regarding the future demand for our products and services generally despite our recent infrastructure investments, expansion into other markets, product enhancements and expansion of our sales force; our new advertising product offerings are new and evolving and may not predictably be accepted by the intended market of customers, advertisers and end-users; we may be unable to keep up with evolving industry standards and changing user needs; the risk that acquired businesses or assets may be difficult to integrate or may not have the benefits anticipated; the risk that we may experience technical or security problems that injure our business or increase our operating costs; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in “Risk Factors” and elsewhere in the Annual Report on Form 10-K of VitalStream Holdings, Inc. and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of, VitalStream, Inc. All other names or marks are the property of their respective owners.

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